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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Caliper Life Sciences, Inc. for the registration of 3,701,383 shares of its common stock and to the incorporation by reference therein of our report dated May 5, 2005, with respect to the consolidated financial statements of Novascreen Biosciences Corporation for the year ended December 31, 2004 included in Caliper Life Sciences, Inc.'s Current Report on Form 8-K/A dated October 21, 2005, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
October 14, 2005